CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
I-trax, Inc,

We hereby consent to the incorporation of our report dated February 16, 2004, except for Note 19, as to which the date is March 19, 2004, included in this Form 10-KSB/A, into the Company's previously filed Registration Statements on Amendment No.1 to Forms S-3 (No. 333-108191), Amendment No.2 to Form S-3 (No. 333-110891), and Amendment No. 1 to Form S-3 (No. 333-114604).


   /s/ GOLDSTEIN GOLUB KESSLER LLP
   GOLDSTEIN GOLUB KESSLER LLP
   New York, New York
   August 11, 2004